UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 24, 2004
                        (Date of earliest event reported)


                                DCAP GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-1665                     36-2476480
----------------------------   ---------------------     -----------------------
(State or Other Jurisdiction   (Commission File No.)     (IRS Employer
of Incorporation)                                        Identification Number)


                        1158 Broadway, Hewlett, NY 11557
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 374-7600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

               Written communications  pursuant to Rule 425 under the Securities
     ------    Act (17 CFR 230.425)


               Soliciting  material  pursuant to Rule 14a-12  under the Exchange
     ------    Act (17 CFR 240.14a-12)


               Pre-commencement  communications  pursuant to Rule 14d-2(b) under
     ------    the Exchange Act (17 CFR 240.14d-2(b))


               Pre-commencement  communications  pursuant to Rule 13e-4(c) under
     ------    the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
           Appointment of Principal Officers.


     On September 24, 2004, Jack Willis was elected Executive Vice President and Chief Operating Officer of DCAP Group, Inc. (the "Company"). The appointment is effective as of October 18, 2004.

     Mr. Willis comes to the Company from The Hartford Insurance Company, where he was Vice President-Personal Lines Product Management for the Northeast Region. In this capacity, he was responsible for the growth and profitability of the auto, homeowners and umbrella products sold through agency and direct distribution channels in ten states. Prior to joining The Hartford, Mr. Willis served in various management capacities for Progressive Insurance Company, the third largest auto insurance company in the United States. His roles at Progressive included agency auto product manager, agency distribution manager and claims manager. Mr. Willis graduated summa cum laude from Syracuse University with a bachelor's degree in Finance and earned his M.B.A. from Harvard University's Graduate School of Business Administration.

     The Company and Mr. Willis have entered into a three-year employment agreement that commences as of October 18, 2004. The employment agreement provides for an annual salary of $200,000 and the grant of a stock option for the purchase of 70,000 common shares.

     On September 24, 2004, the Company also elected Jack Seibald as a director. Mr. Seibald was also appointed to the Audit Committee, Nominating Committee, Compensation Committee and Insurance Committee of the Board.

     Mr. Seibald has been a Managing Member of Whiteford Advisors LLC, an investment management firm, since its founding in 1997. With a background in equity research and investment management, Mr. Seibald's experience in the investment business dates to 1983. He began his career at Oppenheimer & Co. and has also been affiliated with Salomon Brothers, Morgan Stanley & Co. and Blackford Securities. At one time Mr. Seibald also operated The Seibald Report, Inc., an independent investment research company. Mr. Seibald is currently a registered representative with Sanders Morris Harris, a broker-dealer. He holds an M.B.A. from Hofstra University and a B.A. from George Washington University.

     On July 10, 2003, in order to fund its premium finance operations, the Company obtained $3,500,000 from a private placement of subordinated debt. The subordinated debt is repayable on January 10, 2006 and provides for interest at the rate of 12.625% per annum, payable semi-annually. The Company has the right to prepay the subordinated debt commencing July 10, 2004. In consideration of the debt financing, the Company issued to the lenders warrants for the purchase of an aggregate of 105,000 of its common shares at an exercise price of $6.25 per share. The warrants expire on January 10, 2006. One of the private placement lenders was a retirement trust established for the benefit of Mr. Seibald which loaned the Company $625,000 and was issued a warrant for the purchase of 18,750 common shares. Each of the foregoing numbers of shares and per share information give retroactive effect to the Company's one-for-five reverse split of its common shares which was effected as of August 26, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               DCAP GROUP, INC.


Dated:  September 30, 2004                     By:/s/ Barry B. Goldstein
                                                  -----------------------------
                                                  Barry B. Goldstein
                                                  President